Exhibit 10.18.7

AMENDMENT NO. 7  TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR OFFICERS OF NORTHEAST UTILITIES SYSTEM COMPANIES

The Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies, as amended, is further amended, effective February 1, 2005, as follows:

A.        Article V of the Plan is amended to read in its entirety as follows:

V.        Target Benefit

If a Participant's employment as an NU system employee terminates on or after such Participant's attainment of age 60 (or earlier, if the Board so provides pursuant to Article X) and such Participant is then entitled to receive a vested benefit under the Retirement Plan, such Participant shall be entitled to receive a benefit from the Employer under this Article having a value equal to the excess, if any, of (a) over (b), where:

1.

In the case of a Participant whose participation in the Plan with respect to the Target Benefit is effective  before February 1, 2005:

(a)

equals a lifetime benefit in an annual amount equal to 60 percent of the Participant's Final Average Compensation multiplied by the ratio of the Participant's Credited Service at the date his or her Credited Service ends to twenty-five years (such ratio not to exceed one), which benefit shall be reduced, if payment of the Target Benefit shall commence prior to the Participant's attainment of age 65, in accordance with the factors set forth in the Retirement Plan applicable to retirement benefits of employees retiring on an early retirement date, Credited Service and age to be determined for purposes of this subsection (a) after taking into account any additions to age and/or Credited Service pursuant to any retirement incentive program; and

(b)

equals the sum of (i)(A) the annual benefit payable to the Participant under the Retirement Plan plus (B) the annual Make-Whole Benefit payable to the Participant pursuant to Article IV of this Plan, both such annual benefits expressed in the normal form of benefit applicable to the Participant pursuant to the terms of the Retirement Plan (whether or not such benefit is actually paid in such form) commencing at the same time as benefits hereunder, plus (ii) the annual benefit that would be payable to the Participant if any severance benefit payable to the Participant under a severance pay plan or arrangement of the Employer, including an individual agreement between the Employer and the Participant unless the terms of such agreement specifically provide otherwise, were payable in the normal form of benefit applicable to the Participant pursuant to the terms of the Retirement Plan (using the mortality factors prescribed by the Pension Benefit Guaranty Corporation and the interest rate set forth in the definition of "Actuarial Equivalent" in the Retirement Plan for lump sum distributions) commencing at the same time as benefits hereunder;

2.         In the case of a Participant whose participation in the Plan with respect to the Target Benefit is effective on or after February 1, 2005:

(a)

equals a lifetime benefit in an annual amount equal to 50 percent of the Participant's Final Average Compensation multiplied by the ratio of the Participant's Credited Service at the date his or her Credited Service ends to twenty-five years (such ratio not to exceed one), which benefit shall be reduced, if payment of the Target Benefit shall commence prior to the Participant's attainment of age 65, in accordance with the factors set forth in the Retirement Plan applicable to retirement benefits of employees retiring on an early retirement date, Credited Service and age to be determined for purposes of this subsection (a) after taking into account any additions to age and/or Credited Service pursuant to any retirement incentive program;

(b)

equals the sum of (i)(A) the annual benefit payable to the Participant under the Retirement Plan plus (B) the annual Make-Whole Benefit payable to the Participant pursuant to Article IV of this Plan, both such annual benefits expressed in the normal form of benefit applicable to the Participant pursuant to the terms of the Retirement Plan (whether or not such benefit is actually paid in such form) commencing at the same time as benefits hereunder, plus (ii) the annual benefit that would be payable to the Participant if any severance benefit payable to the Participant under a severance pay plan or arrangement of the Employer, including an individual agreement between the Employer and the Participant unless the terms of such agreement specifically provide otherwise, were payable in the normal form of benefit applicable to the Participant pursuant to the terms of the Retirement Plan (using the mortality factors prescribed by the Pension Benefit Guaranty Corporation and the interest rate set forth in the definition of "Actuarial Equivalent" in the Retirement Plan for lump sum distributions) commencing at the same time as benefits hereunder;

and the eligible spouse, if any, of such Participant shall be entitled to receive a continuation of such benefit to the extent provided in Article VII.

Notwithstanding the foregoing, if a Participant's employment as an NU system employee terminates on account of his or her Disability, such Participant’s Target Benefit hereunder shall be reduced by the annual amount of benefits payable to the Participant under all long term disability plans and policies of the Employer that are attributable to contributions made by the Employer.